UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2022

Sun Country Airlines Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-40217	82-4092570
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2005 Cargo Road Minneapolis, MN	55450
(Address of principal executive offices)	(Zip Code)

(651) 681-3900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNCY	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2022, Patrick Kearney notified Sun Country Airlines Holdings, Inc. (the “Company”) of his resignation from the Board of Directors (the “Board”) of the Company, effective immediately. Mr. Kearney’s resignation was not the result of any disagreement with the Company.

Also on October 14, 2022, the Board appointed Jennifer Vogel as an independent director, effective immediately. Ms. Vogel will serve as a Class I director whose initial term will expire upon the Company’s 2025 annual meeting of stockholders. Ms. Vogel was also appointed as a member of the Audit Committee of the Board and the Compensation Committee of the Board, effective immediately.

Ms. Vogel will receive the annual cash and equity compensation received by each of the Company’s independent directors, which includes an annual cash payment of $50,000 paid quarterly, in arrears, beginning from her date of appointment, and an annual equity grant following each annual meeting of the Company’s stockholders having a grant value of $120,000. Ms. Vogel will also receive a grant of restricted stock units upon appointment having a grant value of $120,000. All non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

The Company expects Ms. Vogel to enter into the standard director and executive officer indemnification agreement that it has with its directors and executive officers. A copy of the Company’s form of indemnification agreement was filed as Exhibit 10.39 to the Company’s Registration Statement on Form S-1 (File No. 333-252858).

There are no arrangements or understandings between Ms. Vogel and any other persons pursuant to which Ms. Vogel was selected as a director. There are no transactions, arrangements or relationships between the Company, on the one hand, and Ms. Vogel, on the other hand, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Ms. Vogel is filed as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 14, 2022	Sun Country Airlines Holdings, Inc.

	By:	/s/ Erin Rose Neale
Erin Rose Neale
Senior Vice President, General Counsel and Secretary